UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2012

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 454-6428

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with a two-for-one stock split of the common stock of Under Armour, Inc. (see Item 8.01 below), the Board of Directors of Under Armour, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the total number of shares of stock that the Company is authorized to issue to 200,000,000 shares of Class A Common Stock and 21,900,000 shares of Class B Common Stock, which is in each case two times the number of authorized shares prior to the amendment. The amendment does not require shareholder approval and is effective June 11, 2012. A copy of the amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On June 11, 2012, Under Armour, Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company has approved a two-for-one stock split of the Company’s common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1: Articles of Amendment to the Under Armour, Inc. Amended and Restated Articles of Incorporation.

Exhibit 99.1: Under Armour, Inc. press release dated June 11, 2012 announcing a two-for-one stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: June 11, 2012	By:	/s/ BRAD DICKERSON
Brad Dickerson
Chief Financial Officer